UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 16, 2010
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-10362 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)		89109 (Zip Code)
(702) 693-8077
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Overview. On March 16, 2010, MGM MIRAGE (the “Company”) issued $845 million in aggregate principal amount of its 9% Senior Secured Notes due 2020 (the “Notes”) under an indenture dated as of March 16, 2010 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee. The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to use the net proceeds of the offering, or approximately $823.0 million (after giving effect to discounts, commissions and offering expenses), to repay a portion of its outstanding indebtedness under its senior credit facility. A copy of the Indenture is filed herewith as Exhibit 4.1.
     The Notes will mature on March 15, 2020. The Company will pay interest on the Notes on March 15 and September 15 of each year, commencing on September 15, 2010. Interest on the Notes will accrue at a rate of 9% per annum and be payable in cash.
     Guarantees. The Notes will be guaranteed, jointly and severally, on a senior basis by the Company’s restricted subsidiaries, other than its Illinois subsidiary, Nevada Landing Partnership, unless and until the Company obtains Illinois gaming approval. The guarantors will include all subsidiaries that guarantee the Company’s senior credit facility and on our existing notes, except for Nevada Landing Partnership, unless and until the Company obtains Illinois gaming approval.
     Security. The Notes and certain of the guarantees will be secured by (i) a mortgage on MGM Grand Las Vegas and substantially all existing and future property of MGM Grand Hotel, LLC (“MGM Grand”); and (ii) upon receipt of the necessary gaming approvals, a pledge of the limited liability company interests in MGM Grand.
     Security Documents. In connection with the closing, (i) MGM Grand entered into a security agreement, dated March 16, 2010, with U.S. Bank National Association, as the collateral agent (the “Security Agreement”) and (ii) the Company entered into a pledge agreement, dated March 16, 2010, with U.S. Bank National Association, as the collateral agent (the “Pledge Agreement”). Copies of the Security Agreement and the Pledge Agreement are filed herewith as Exhibits 4.2 and 4.3, respectively.
     Optional Redemption. Prior to March 15, 2014, the Company may redeem all or part of the notes at a redemption price equal to 100% of the principal amount of the Notes plus an applicable make whole premium and accrued and unpaid interest. On or after March 15, 2014, the Company may redeem all or part of the Notes at its option on the redemption dates and at the redemption prices specified in the Indenture.
     Covenants. The Indenture contains covenants that will limit the Company’s and the Guarantors’ ability to, among other things, (i) pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments, (ii) incur additional debt or issue certain disqualified stock and preferred stock, (iii) incur liens on assets (subject to, under certain circumstances, regulatory approval), (iv) merge or consolidate with another company or sell all or substantially all assets, (v) enter into transactions with affiliates, (vi) allow to exist certain restrictions on ability of Guarantors to transfer assets, and (vii) enter into sale and lease-back transactions.
     Events of Default. The Indenture provides for customary events of default, including, without limitation, (i) payment defaults, (ii) covenant defaults, (iii) cross-defaults to certain other indebtedness in excess of specified amounts, (iv) certain events of bankruptcy and insolvency, (v) judgment defaults in excess of specified amounts, (vi) the failure of any guaranty by a significant party to be in full force and effect, (vii) if security interest on the collateral ceases to be in full force and effect, except as otherwise permitted under the Indenture, or (viii) the security documents are declared invalid or unenforceable. The Indenture also provides that a cessation of business due to revocation, suspension or loss of any gaming license affecting a specified amount of the Company’s revenues or assets, will constitute a default. If any such event of default occurs, it may permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be immediately due and payable.

     Registration Rights. In connection with the closing, a registration rights agreement was entered into on March 16, 2010 between the Company, the subsidiary guarantors, Banc of America Securities LLC and the initial purchasers named therein (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.4.
     The description set forth above is qualified by the Indenture, the Security Agreement, the Pledge Agreement and the Registration Rights Agreement filed herewith as exhibits. This notice does not constitute an offer to sell or the solicitation of an offer to buy the Notes.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits:

No.	Description

4.1	Indenture, dated as of March 16, 2010, among MGM MIRAGE, as grantor the guarantors named therein and U.S. Bank, National Association, as trustee.

4.2	Security Agreement, dated March 16, 2010, among MGM Grand Hotel, LLC and U.S. Bank National Association.

4.3	Pledge Agreement, dated March 16, 2010, between MGM MIRAGE and U.S. Bank National Association.

4.4	Registration Rights Agreement, dated March 16, 2010, between MGM MIRAGE, the guarantors named therein, Banc of America Securities LLC and the initial purchasers named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: April 14, 2010	By:	/s/ Troy E. McHenry
Troy E. McHenry
Vice President — Legal Affairs

INDEX TO EXHIBITS

No.	Description

4.1	Indenture, dated as of March 16, 2010, among MGM MIRAGE, as grantor the guarantors named therein and U.S. Bank, National Association, as trustee.

4.2	Security Agreement, dated March 16, 2010, among MGM Grand Hotel, LLC and U.S. Bank National Association.

4.3	Pledge Agreement, dated March 16, 2010, between MGM MIRAGE and U.S. Bank National Association.

4.4	Registration Rights Agreement, dated March 16, 2010, between MGM MIRAGE, the guarantors named therein, Banc of America Securities LLC and the initial purchasers named therein.

5